SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 18, 2014
SQN AIF IV, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-184550	36-4740732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street, 28th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 422-2166

110 William Street, 26th floor, New York, NY 10038

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 18, 2014, Michael Miroshnikov was reappointed as Executive Vice President of SQN Capital Management, LLC, the registrant’s investment manager (the “Manager”). Mr. Miroshnikov, a founding principal, previously served as the Manager’s Executive Vice President from July 2013 to December 2013 in addition to various prior capacities with the Manager and affiliated companies.

Effective September 18, 2014, David Konits is no longer affiliated with, and is no longer the Chief Compliance Officer of the Manager and the Manager’s affiliate SQN Securities, LLC (the “Dealer-Manager”). Based in Georgia, Mr. Konits served as Chief Compliance Officer of the Manager and the Dealer-Manager since December 2013.

The Manager has engaged a consulting firm to provide compliance related services pertaining to the Manager’s activities both domestically and abroad. The Manager and Dealer-Manager intend to employ a full-time Chief Compliance Officer that will work from the principal office in New York. Jeremiah Silkowski, Chief Executive Officer and President of the Manager, will serve as Chief Compliance Officer of the Manager and Dealer-Manager until a full-time internal Chief Compliance Officer is retained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2014	SQN AIF IV, L.P.

	By:	SQN AIF IV GP, LLC,
its General Partner

		By:	/s/ JEREMIAH J. SILKOWSKI
Jeremiah J. Silkowski President and Chief Executive Officer